AGREEMENT

This Agreement (the “Agreement”) is dated September 30, 2010 and is made by and between Sanswire Corp. (the “Company”), on one hand, and Rocky Mountain Advisors Corp.  (“Shareholder”), on the other hand.

WHEREAS, the Company entered into a conversion agreement (the “Conversion Agreement”) with Shareholder pursuant to which the Company agreed to convert $185,387 in outstanding wages owed to Shareholder from October 19, 2007, to April 9, 2009, (the “Wages”) into 29,615 shares of Series E Preferred Stock of the Company (the “Shares”);

WHEREAS, the physical certificate representing the Shares was not delivered;

WHEREAS, the parties desire to cancel the Conversion Agreement;

WHEREAS, in connection with the cancelation of the Conversion Agreement, the Shareholder has agreed to waive his rights to the Shares allowing the company to cancel the Shares;

WHEREAS, as a result of the cancelation, the Company has agreed to reinstate the Wages as a debt on the books of the Company;

WHEREAS, the Company and Shareholder have elected to enter into this Agreement pursuant to which the Company will reinstate the Wages as a debt of the Company in consideration for the waiving his rights to the Shares allowing the Company to cancel the Shares;

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and between the Company and Shareholder as follows:

1.           The Conversion Agreement is hereby cancelled effective as of this date.

2.           Shareholder agrees to waive his rights to the Shares allowing the Company to cancel the Shares. In consideration for the items set forth in Section 1 above, the Company agrees to reinstate the Wages as a debt on the books of the Company.

3.           Shareholder warrants and represents that no other person or entity has any interest in the matters released herein, and that it has not assigned or transferred, or purported to assign or transfer, to any person or entity all or any portion of the matters released herein.  Shareholder specifically represents that he or it is the owner of the Shares and that there are no liens, mortgage, deed of trust, pledge, claim, security interest, covenant, restriction, easement, preemptive right, or any other encumbrance or charge of any kind.

4.           Each party shall be responsible for their own attorneys’ fees and costs.

5.           Each party acknowledges and represents that: (a) they have read the Agreement; (b) they clearly understand the Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

6.           This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral.  Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges and warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

7.           This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto.

8.           Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

9.           The Parties agree that this Agreement is governed by the Laws of the State of Florida and that any and all disputes that may arise from the provisions of this Agreement and which cannot be otherwise resolved shall be brought in the 9th Circuit Court, State of Florida, County of Orange.  The Parties agree to waive their right to trial by jury for any dispute arising out of this Agreement.
This Agreement may be executed in facsimile counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

Sanswire Corp.

By: /s/ Glenn Estrella
Name: Glenn Estrella
Title: CEO

Rocky Mountain Advisors Corp.

By: /s/ Thomas Seifert
Name: Thomas Seifert
Title: CEO